Exhibit 23.1


                   [Letterhead of PRICEWATERHOUSECOOPERS LLP]

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                                               PricewaterhouseCoopers LLP
                                               1177 Avenue of the Americas
                                               New York NY 10036
                                               Telephone (646) 471-4000
                                               Facsimile (646) 471-4100

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 30, 2001, relating to the financial statements of Instinet Group LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


New York, New York
May 22, 2001